Exhibit 99.1

Cinedigm Reports First Quarter Fiscal 2022 Results
and Files Form 10-Q Reporting Net Income of $5.2 Million

Total Revenues of $15 Million up 149% Year-Over-Year

Streaming Revenues up 181% Year-Over-Year

Ad-Supported Streaming Channel Revenues Up 301% Year-Over-Year

Subscription Streaming Channel Revenues Up 88% Year-Over-Year

LOS ANGELES, September 9, 2021- Cinedigm Corp. (“Cinedigm” or “the Company”) (NASDAQ: CIDM), a leading independent streaming entertainment company super-serving enthusiast fan bases, today announced its financial results for the first quarter of fiscal year 2022 ended June 30, 2021.

“This quarter we once again generated record growth, led by another triple digit streaming revenue increase,” said Chris McGurk, Cinedigm Chairman and CEO. “All our streaming metrics continue to climb dramatically and we have solidified our position as a leading independent player in the streaming space with a broad and successful portfolio of targeted enthusiast channels. We intend to capitalize on all this momentum by rapidly growing the business both organically and through our already successful streaming asset acquisition roll-up strategy.”

Key First Quarter Financial Results (Quarter Ended June 30, 2021):

●	Consolidated revenues were $15.0 million, up 149% over the prior year quarter, driven by continued strong streaming growth, particularly in the Company’s ad-supported business, as well as Digital Cinema equipment sales;

●	Streaming channel revenues increased 181% over the prior year quarter;

●	Ad-supported streaming channel revenues increased 301% over the prior year quarter;

●	Subscription streaming channel revenues increased 88% over the prior year quarter;

●	Streaming digital content licensing and sales, driven by partners such as Amazon, Apple and Tubi, increased 62% over the prior year quarter, the fifth record growth quarter in a row for that business;

●	Combined Streaming/Digital revenues increased 115% over the prior year quarter;

●	The Company reported slightly higher than previously reported net income of $5.2 million, or $0.03 per share, versus net loss of $19.9 million, or $(0.21) per share, in the prior year quarter;

●	Paid down all remaining Company debt shortly after quarter end.

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About Cinedigm

For more than 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium content, enthusiast streaming channels and technology services to the world’s largest media, retail and technology companies. For more information, visit www.cinedigm.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,’’ “intends,’’ “plans,’’ “could,” “might,” “believes,’’ “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information:

Media Contact:	Investor Relations Contact:
DKC Public Relations	High Touch Investor Relations
cinedigm@dkcnews.com	Cinedigm@htir.net